Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 25, 2021 relating to the consolidated financial statements of Zivo Bioscience, Inc. (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (333-251221). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-1 (File No. 333-241221) incorporated by reference in this Registration Statement.

/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York

May 27, 2021